UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of shareholders of United Community Banks, Inc., a Georgia corporation (“United”), was held on May 14, 2014 (the “Annual Meeting”). As of March 15, 2014, the record date of the Annual Meeting, 49,368,394 shares of United’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 38,926,773 shares of United’s common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

United’s shareholders voted on three proposals at the Annual Meeting. The final results of the votes, including the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter are as follows:

Proposal 1. The election of eight directors to constitute the Board of Directors to serve until the 2015 annual meeting of shareholders and until their successors are elected and qualified:

	For	Withheld	Broker Non-Votes

Robert H. Blalock	36,427,881	678,934	1,819,958
Clifford V. Brokaw	35,888,970	1,217,845	1,819,958
L. Cathy Cox	35,837,059	1,269,756	1,819,958
Steven J. Goldstein	36,467,618	639,197	1,819,958
W.C. Nelson, Jr.	36,428,913	677,902	1,819,958
Thomas A. Richlovsky	36,467,202	639,613	1,819,958
Jimmy C. Tallent	36,429,017	677,798	1,819,958
Tim R. Wallis	36,427,800	679,015	1,819,958

Total:			39,926,773

Proposal 2. An advisory “say on pay” resolution supporting the compensation plan for executive officers:

For	Against	Abstain	Broker Non-Votes
35,679,017	1,121,484	306,314	1,819,958

Proposal 3. The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for United for the year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
38,145,682	31,342	246,866	502,883

Item 8.01 Other Events.

On May 14, 2014, United issued a press release announcing that its Board of Directors has declared a regular quarterly cash dividend of $0.03 per common share payable July 1, 2014 to shareholders of record as of the close of business on June 16, 2014. A copy of United’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release, dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and
Chief Financial Officer

Date: May 15, 2014